UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

September 28, 2007

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1400 Seaport Boulevard

Redwood City, California 94063

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(650) 454-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b) On August 21, 2007, PDL BioPharma, Inc. (the “Company” or “we”) filed a Form 8-K disclosing that on August 19, 2007, Mark McDade determined to resign as Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (our “Board”), effective no later than December 31, 2007. On October 1, 2007, Mr. McDade resigned as Chief Executive Officer of the Company and as a member of the Board, effective immediately.

(c) On September 28, 2007, our Board elected L. Patrick Gage, Ph.D., 65, who has served as a member of our Board since March 2003, as Interim Chief Executive Officer of the Company effective on the date of Mr. McDade’s resignation, or October 1, 2007. Dr. Gage will continue to serve as a member of our Board but has resigned from his position as Chairman of the Board effective September 28, 2007. Karen A. Dawes, a member of our Board since June 2003, was elected as Chairperson of the Board on September 28, 2007.

Since 2003, Dr. Gage has served as a Venture Partner with Flagship Ventures. Between 1997 and 2002, Dr. Gage held various positions at Wyeth, serving most recently as Senior Vice President, Science and Technology, and President, Wyeth Research. Prior to joining Wyeth, Dr. Gage held various positions at Genetics Institute, Inc. serving as its President after Wyeth’s acquisition of Genetics Institute. Prior to joining Genetics Institute, Dr. Gage held various positions in research management at Roche over an 18-year period. Dr. Gage is also Chairman of the Board of Directors of Neose Technologies, Inc. Dr. Gage also serves as a director or scientific advisory board member of several privately held entities and as a member of the Board of Directors of the Biotechnology Institute and The Philadelphia Orchestra Association. Dr. Gage received his B.S. in physics from the Massachusetts Institute of Technology and his Ph.D. from the University of Chicago.

The Company has not yet entered into any plan, contract or arrangement with Dr. Gage or made any grant or award to Dr. Gage in connection with Dr. Gage’s election to the position of Interim Chief Executive Officer of the Company. The Compensation Committee of the Board is in the process of evaluating a compensation package for Dr. Gage with respect to his service as Interim Chief Executive Officer.

The press release announcing the above executive changes is furnished as Exhibit 99.1 to this current report on Form 8-K and is incorporated by reference herein.

Item 8.01.	Other Events.

On October 1, 2007, we announced that our Board has decided to actively seek offers for the sale of the Company as a whole or of its key assets. A copy of this press release is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release of PDL BioPharma, Inc. dated October 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2007

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer

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